Exhibit 99.1

For Release

OPENWAVE ANNOUNCES ACQUISITION OF MUSIWAVE

Acquisition music to the ears of operators and their customers; supports strategy to deliver high value, operator-focused services to global customer base

Redwood City, CA – September 26, 2005 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, and Musiwave, the leading supplier of operator-focused music entertainment services, applications and content, have signed a definitive agreement for Openwave to purchase all outstanding shares in Musiwave.

“Openwave is focused on helping our operator, broadband and MVNO customers deliver high quality services that generate new revenue streams,” said David Peterschmidt president and CEO, Openwave. “With Musiwave, Openwave will enable operators to deliver a broad range of high value music services and associated content, quickly and safely to their customers. The combination of Openwave’s world class data services software and client experience in over a billion handsets, with Musiwave’s market-leading music services is a compelling, complete solution for operators; they now have a partner with proven global expertise to deliver the latest music services and associated content to a wide variety of devices.”

“The mobile music market is exploding and operators are eager to answer the growing consumer demand for music services, both to personalize their devices and to listen to high quality music on the move,” said Gilles Babinet, chairman and founder, Musiwave. “Together Openwave and Musiwave will deliver a wide variety of music experiences from ringtones, ringbacktones and videotones to full track and streaming services, to a broad range of customers, while strengthening relationships with our existing complimentary wireless, broadband and handset customer base including Vodafone, Telefonica, Amena, France Telecom and Sagem.”

“This is great news for our customers,” added Nicolas Pelletier, chief executive officer and Guillaume Decugis, chief operating officer, Musiwave. “Together Openwave and Musiwave will help them realize the market potential in mobile music by integrating the client and server technology with sophisticated applications to provide a great experience for the consumer.”

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Financial Terms and Schedule

Under the terms of the definitive agreement, Openwave will acquire all outstanding shares of Musiwave for a total purchase price of approximately €99.5 million and a contingent earnout of up to an additional €15 million. This equates to approximately $121 million, and an additional $18 million respectively, based on the Euro-US Dollar exchange rate of September 23, 2005. The actual amount of the contingent earnout payment, if any, will be determined based upon achievement of certain financial targets by the Musiwave business during calendar year 2006, and will be paid, if applicable, shortly thereafter. The purchase price is expected to be paid with a mixture of cash and stock, with the exact proportions to be determined by Openwave prior to the closing. The payments will consist of at least forty percent (40%) cash. Openwave anticipates that Musiwave will contribute approximately $50 to $55 million of revenue for Openwave’s calendar year 2006 and we expect the transaction to be accretive to earnings-per-share, excluding costs related to amortization of acquisition intangibles and stock-based compensation, within two quarters from closing. The transaction is expected to close late in the fourth calendar quarter of this year and is subject to customary closing conditions. Openwave will provide details of the impact of Musiwave on outlook after the deal closes.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss the Musiwave acquisition. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (800) 230-1074 or (612) 234-9960 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. eastern time on September 26th by calling (800) 475-6701. The replay can be accessed internationally by calling (320) 365-3844. Reservation number: 797261. A live webcast of the call will also be available on the Events section of Openwave’s website at http://investor.openwave.com/calendar.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (NASDAQ: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

About Musiwave

A provider of mobile music entertainment services, Musiwave distributes its services in 25 countries through 35 mobile telecommunications operators and handset manufacturers. The added value of Musiwave’s offer relies on the quality of content cleared of rights, state-of-the-art mobile technology and marketing and content management expertise. Musiwave’s shareholders include, ETMF II L.P. a private equity fund dedicated to telecommunication and media which is advised by BNP Paribas Private Equity, Ventech and CAPE (Crédit Agricole Private Equity). For more corporate information, please visit www.musiwave.net.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward looking statements include those relating to revenue projections for the Musiwave business and the acquisition’s accretive impact. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the possibility that the transaction will not close or that the closing may be delayed; (b) the reaction of customers and employees of Openwave and Musiwave to the transaction; (c) Openwave’s ability to successfully manage and integrate Musiwave’s operations and employees; (d) the ability to retain key employees, content providers, and customers of the Musiwave business; (e) the ability to compete with new or existing competitors of the two companies (f) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (g) risks associated with operating a hosted application service provider music delivery service, including potential technical problems or other delays in providing the service; (h) technological changes and developments; and (i) general risks of the Internet and wireless telecommunications sector.

For a detailed discussion of some of these risks and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

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Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave

Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

INVESTOR CONTACTS:	MEDIA CONTACTS:

Amy Staas	Hannah Summers
Investor Relations	Media Relations
Openwave Systems Inc.	Openwave Systems Inc
(650)480 2707	(650)480 7119
Amy.staas@openwave.com	Hannah.summers@openwave.com